UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008 (November 10, 2008)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 5.02 Departure of Principal Officer

Ms. Tina Gilger has tendered her resignation effective November 30, 2008 from the position of Chief Financial Officer for NetSol Technologies, Inc. (the “Company” or “NetSol”). NetSol is conducting a diligent search for a new Chief Financial Officer and will name Ms. Gilger’s replacement prior to her departure from the Company.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: November 10, 2008	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: November 10, 2008	/s/ Tina Gilger
TINA GILGER
Chief Financial Officer